SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant     |X|1
Filed by a Party other than the Registrant |_|2

Check the appropriate box:
|X|  Preliminary Proxy Statement
                                             |_|  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e) (2))
                                                   (2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            AlphaNet Solutions, Inc.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
      |X|  No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      (5) Total fee paid:
--------------------------------------------------------------------------------
      |_|  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
      (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
      (3)  Filing Party:
--------------------------------------------------------------------------------
      (4)  Date Filed:
--------------------------------------------------------------------------------

                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927



                                                     April 17, 2000

To Our Shareholders:

           You are most cordially invited to attend the 2000 Annual Meeting of Shareholders of AlphaNet Solutions, Inc. at 9:00 a.m., local time, on Friday, May 19, 2000 (the "Meeting") at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey.

           The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Meeting.

           It is important that your shares be represented at this Meeting to assure the presence of a quorum. Whether or not you plan to attend the Meeting, we hope that you will assure that your shares are represented at the Meeting by signing, dating and returning your proxy as soon as possible in the enclosed envelope, which requires no postage if mailed in the United States. Your shares will be voted in accordance with the instructions on your proxy.

           Thank you for your continued support.


                                                    Sincerely,


                                                    Stan Gang
                                                    Chairman of the Board

                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 19, 2000

           The Annual Meeting of Shareholders (the "Meeting") of AlphaNet Solutions, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey, on Friday, May 19, 2000, at 9:00 a.m., local time, for the following purposes:

(1) To elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To ratify an amendment to the 1995 Stock Plan;

(3) To approve the issuance of warrants to Fallen Angel Capital LLC;

(4) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

           Holders of Common Stock of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

           IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANYTIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE REPRESENTED.

                                          By Order of the Board of Directors,


                                          Jack P. Adler, Secretary
Cedar Knolls, New Jersey
April 17, 2000

The  Company's  1999  Annual  Report  to  Shareholders  accompanies  this  Proxy
Statement.


                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927

                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AlphaNet Solutions, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, May 19, 2000 (the "Meeting"), at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Holders of record of common stock of the Company, $0.01 par value ("Common Stock"), as of the close of business on March 31, 2000, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,313,232 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

           If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted: (i) FOR the election of the five nominees for director named in this Proxy Statement; (ii) FOR the proposal to amend the 1995 Stock Plan (the "Plan"); (iii) FOR the issuance of warrants to Fallen Angel Capital LLC; (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the year ending
December 31, 2000; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other matters which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by giving notice to the Secretary of the Company or by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

           The presence, in person or by proxy, of holders of shares of Common Stock representing a majority of the shares of Common Stock outstanding constitutes a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present in person or by proxy.

           Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, but are not counted as a vote cast at the Meeting and thus have no effect on the outcome. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

           This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 17, 2000. The Annual Report to Shareholders of the Company for the year ended December 31, 1999, including financial statements (the "Annual Report") is being mailed together with this Proxy Statement to all shareholders of record as of March 31, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners determined as of March 31, 2000.

                                     ITEM I

                              ELECTION OF DIRECTORS

           General. At the Meeting, five directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event any of the nominees should become unavailable or unable to serve as a director, the persons named in the accompanying proxy intend to vote for such other person or persons, as the Board of Directors may designate as a substitute nominee. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

           Set forth below is a brief description of each nominee for director, including name, age and principal occupation or employment during the past five years.

                      Nominees for Election at the Meeting
                      ------------------------------------

STAN GANG

           Stan Gang, 65, founded the Company and is currently Chairman of the Board of the Company. From 1984 through June 1999, Mr. Gang served as Chairman of the Board and Chief Executive Officer of the Company. Mr. Gang has nearly 40 years of experience in the computer sales and services industry. Prior to joining the Company, Mr. Gang was employed in various management capacities by IBM Corporation, MAI Equipment Corporation and Memorex Telex.

DONALD A. DEIESO

           Donald A. Deieso, 50, has been President and Chief Executive Officer of the Company since June 1999. From 1997 to 1999, Dr. Deieso was President and Chief Executive Officer of EA Engineering, Science, and Technology, Inc., a leading international energy and environmental management services firm. From 1989 to 1997, Dr. Deieso held several senior executive management positions at Air & Water Technologies Corporation ("AWT"), where he was President and Chief Executive Officer of AWT's two principal operating units. Dr. Deieso holds a Ph.D. degree from Rutgers University. Dr. Deieso has been a Director of the Company since May 1999.

MICHAEL GANG

           Michael Gang, 33, joined the Company in April 1989 and, since then, has been a National Account Manager/Sector Director of the Company. Mr. Gang has been a Director of the Company since September 1995. From September 1995 through October 1997, he also served as Secretary of the Company.

IRA COHEN

           Ira Cohen, 48, has, since 1988, served as a Managing Director of Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Cohen founded Updata Software, Inc. and, from 1986 to 1988, served as that company's Chief Financial Officer. Mr. Cohen is also a director of Computer Learning Centers, Inc. and Datastream Systems, Inc. Mr. Cohen holds a Bachelor of Science degree in
Accounting from the City University of New York and is a registered Certified Public Accountant in New York and New Jersey. Mr. Cohen has been a Director of the Company since 1999.

THOMAS F. DORAZIO

           Thomas F. Dorazio, 42, has, since 1995, been Vice President of Information Services for the New York State Electric and Gas Corporation ("NYSE&G") and, since 1998, Chairman of the Board of Energy East Telecommunications, Inc., a wholly-owned subsidiary of NYSE&G. From 1994 to 1995, Mr. Dorazio served as Executive Assistant to the Executive Vice President of NYSE&G. Mr. Dorazio has been a Director of the Company since 1999.

           The Board of Directors recommends that shareholders vote "FOR" each of the nominees for the Board of Directors.

Committees and Meetings of the Board
------------------------------------

           In fiscal 1999, the Board of Directors held six meetings, the Audit Committee held two meetings, the Compensation Committee held one meeting, the Options Committee held one meeting and the Planning Committee held no meetings. There is no standing nominating committee. Each director attended 100% of the meetings of the Board of Directors and of the committees of which he was a member.

           Audit Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants. The current members of the Audit Committee are Messrs. Cohen (Chairperson) and Dorazio.

           Compensation Committee. The Compensation Committee approves salaries and certain incentive compensation for management and key employees of the Company and administers the Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Dorazio (Chairperson), (Stanley) Gang and Deieso.

           Options Committee. The Options Committee administers the Company's 1995 Stock Plan. The current members of the Options Committee are Messrs. Cohen (Chairperson) and Dorazio.

           Planning Committee. Currently, Dr. Deieso is the only member of the Planning Committee.

Compensation of Directors
-------------------------

           The Company's non-employee directors currently receive compensation of $1,500 per meeting for each regularly scheduled meeting attended. In addition, each of the non-employee directors who serve on the Audit, Option and/or Compensation Committees of the Board of Directors receives a $500 fee per meeting attended for each regularly-scheduled committee meeting held on a day or days other than the day of a regularly-scheduled Board of Directors meeting. The Company also provides reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees.

           Non-employee directors also receive options to purchase 5,000 shares of Common Stock upon the date first elected a director, and an additional 5,000 shares of Common Stock upon the date of re-election at the annual meeting of shareholders pursuant to the Company's 1995 Non-Employee Director Stock Option Plan. Directors who are employees of the Company are eligible to participate in the Company's 1995 Stock Plan.


                               EXECUTIVE OFFICERS

           The following table identifies the current executive  officers of the
Company:

                                                                                  In Current
                          Age         Capacities in Which Served                  Position Since
                          ---         --------------------------                  --------------

 Stan Gang                65          Chairman of the Board                       June 1984

 Donald Deieso            50          President and Chief Executive Officer       June 1999

 John Centinaro           44          Chief Operating Officer                     November 1998

 Dennis Samuelson         43          Senior Vice President -                     November 1997
                                      Professional Development

 Jack P. Adler            46          Senior Vice President,                      March 1999
                                      Secretary and General Counsel

 David M. Gordon          44          Vice President, Treasurer and               May 1999
                                      Chief Financial Officer


           For biographical  information concerning Messrs. Gang and Deieso, see
Item 1 "Election of Directors" beginning on page 2.

JOHN CENTINARO

           John Centinaro joined the Company in February 1992 and has served as the Company's Chief Operating Officer since November 1998. Prior thereto, from 1997 to 1998, Mr. Centinaro served as Senior Vice President - Operations and, earlier, in various management capacities. Prior to joining the Company, from 1978 to 1992, Mr. Centinaro was Regional Business Operations Manager and National Account Service Manager with Memorex Telex Corporation. Mr. Centinaro is a member of the Association for Field Service Management.

DENNIS SAMUELSON

           Dennis Samuelson joined the Company in October 1989 and, since 1997, has served as Senior Vice President - Professional Development. Mr. Samuelson's previous positions with the Company included Director, Education Services from 1995 to 1996, and Vice President, Education Services from 1996 to 1997. Prior to joining the Company, Mr. Samuelson held various staff management positions with AT&T and was Manager of the AT&T Information Center, which provided programming and support to AT&T's General Business Systems Division. Mr. Samuelson is a member of the Certification Advisory Board of Sylvan Prometric. In addition, he is a former President and is currently a director of the Information Technology Training Association.

JACK P. ADLER

           Jack P. Adler has been Senior Vice President, Secretary and General Counsel of the Company since March 1999. Prior thereto, from 1997 to 1999, Mr. Adler was Senior Vice President, Secretary and General Counsel of EA Engineering, Science and Technology, Inc. Previously, from 1983-1996, Mr. Adler was in-house counsel for several leading corporations in the telecommunications, computer, and environmental industries. Mr. Adler serves on the Client Advisory Board of the American Law Firm Association and is a member of the New Jersey General Counsels Group.

DAVID M. GORDON

           David M. Gordon joined the Company in May 1999 and currently serves as Vice President, Treasurer and Chief Financial Officer. Prior thereto, from 1997-1998, Mr. Gordon served as the Chief Financial Officer of Viva International Group. Previously, from 1991-1997, Mr. Gordon was Chief Financial Officer of Lantis Eyeware Corporation.


           Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

           Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

           Based on a review of these filings, the Company believes that all filings were timely other than a Form 5 which was inadvertently filed late on behalf of Michael Gang in connection with prior stock option grants.

                             EXECUTIVE COMPENSATION

           Summary   Compensation   Table.   The  following   table  sets  forth
compensation information for the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE


                                                                                                          Long-Term
                                                                Annual Compensation                     Compensation
                                                                                                           Awards
------------------------------------------------------------------------------------------------------------------------------------

                                                                               Other Annual           Securities        All Other
    Name and Principal                 Fiscal                                  Compensation           Underlying       Compensation
      Position                          Year       Salary       Bonus ($)         (3)($)               Options (#)       (4)($)
------------------------------------- ---------- ----------- ------------- ---------------------- -------------------- -------------
Stan Gang,                            1999       250,000            -                -                     -               2,308
Chairman of the Board                 1998       250,000            -                -                     -               2,480
                                      1997       250,000            -                -                     -               3,000

Donald A. Deieso (1)                  1999       128,307         96,000              -                  105,000              -
President and Chief Executive
Officer

John Centinaro                        1999       180,000         54,000              -                   15,000            2,736
Chief Operating Officer               1998       148,590            -                -                     -               3,200
                                      1997       124,167         40,000              -                   20,000            2,883

Dennis Samuelson                      1999       165,000         23,100              -                   20,000            3,200
Senior Vice President -               1998       153,846            -                -                     -               2,967
Professional Development              1997       150,000         40,000              -                   7,500             3,000

Jack P. Adler (2)                     1999       122,308         45,000              -                   20,000            2,529
Senior Vice President,
Secretary and General
Counsel



(1) Dr. Deieso joined the Company in June 1999 as President and Chief Executive Officer.

(2) Mr. Adler joined the Company in March 1999 as Senior Vice President, Secretary and General Counsel.

(3) The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

(4) Represents 401(k) contributions made by the Company on behalf of each named executive officer.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

           The following table sets forth information regarding stock options granted during fiscal 1999 pursuant to the Company's 1995 Stock Plan to each of the named executive officers.


                                                                                                                      Potential
                                                                                                                      Realizable
                                                                                                                    Value At Assumed
                                                                                                                    Annual Rates of
                                                                                                                      Stock Price
                          Number of                                                                                   Appreciation
                          Securities           % of Total Options                                                     for Option
                          Underlying              Granted to            Exercise or                                   Term ($)(4)
                            Options               Employees In           Base Price      Expiration                 ---------------
    Name                  Granted (1)(#)           Fiscal Year              ($/Sh)         Date           5%($)          10%($)
------------------- ----------------------- -------------------------- --------------- ------------- --------------- --------------
Stan Gang                        -                     -                       -             -                 -               -

Donald A. Deieso               5,000  (2)                                     3.94         5/28/09           12,389         31,397
                             100,000                 20.1%                    4.25         6/29/09          267,280        677,341

John Centinaro                15,000                  3.0%                    4.38         6/08/09           41,318        104,709

Dennis Samuelson              20,000                  4.0%                    4.38         6/08/09           55,091        139,612

Jack P. Adler                 20,000 (3)              4.0%                    4.38         6/08/09           55,091        139,612



(1) Except for certain options granted in June 1999 (representing 100,000, 15,000, 20,000 and 10,000 option shares for Messrs. Deieso, Centinaro, Samuelson and Adler, respectively), options are exercisable in 20% increments commencing one year from date of grant. Options granted in June 1999 vested 25% immediately upon grant, with the balance vesting in three equal annual installments.

(2) 5,000 fully vested options were granted to Dr. Deieso in May 1999 under the Company's 1995 Non-Employee Director Stock Option Plan.

(3) The vesting of 5,000 of Mr. Adler's options was accelerated by the Company's Board of Directors in May 1999.

(4) Represents the difference between (i) the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at rates of 5% and 10% per annum, respectively, and (ii) the exercise price of the option.

           Option Exercises and Year-End Option Holdings. The following table sets forth information regarding option exercises during fiscal 1999 as well as fiscal 1999 year-end option holdings for each named executive officer.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                       Shares Acquired                           Number of Securities
                       Acquired                                 Underlying Unexercised                Value of Unexercised In-The-
                       on Exercise          Value             Options At Fiscal Year-End                Money Options At Fiscal
             Name          (#)              Realized ($)               (#)(1)                              Year-End ($)(2)
---------------------- ----------------- ---------------- ------------------------------------ ------------------------------------
                                                             Exercisable        Unexercisable    Exercisable        Unexercisable
                                                             -----------        -------------    -----------        -------------
Stan Gang                     -                   -               -                   -               -                   -

Donald A. Deieso              -                   -            30,000               75,000           615                  -

John Centinaro                -                   -            22,750               27,250            -                   -

Dennis Samuelson              -                   -            25,500               24,500            -                   -

Jack P. Adler                 -                   -             7,500               12,500            -                   -


(1) Except for certain options granted in June 1999 (representing 100,000, 15,000, 20,000 and 10,000 option shares for Messrs. Deieso, Centinaro, Samuelson and Adler, respectively), options are exercisable in 20% increments commencing one year from date of grant. Options granted in June 1999 vested 25% immediately upon grant, with the balance vesting in three equal annual installments.

(2) Based on a year-end fair market value of the underlying securities equal to $4.063 per share.

Employment Contracts, Termination of Employment and Change-of-Control
Arrangements
------------

           The following executive officers of the Company entered into three-year employment agreements with the Company, which commenced October 1, 1995 and expired on September 30, 1998. The agreements were not renewed. Under the terms of their respective agreements, Messrs. Gang, Centinaro and Samuelson were entitled to an annual base salary of $250,000, $140,000 and $150,000, respectively, and bonuses, the amounts and payment of which were within the discretion of the Board of Directors or the Compensation Committee.

           The agreements required each of the executives to maintain the confidentiality of Company information and assign inventions to the Company. These executive officers agreed that, during the term of their agreements and for a period of 18 months thereafter, provided that such executive officers were being compensated at one-half of their annual base salary, that they would not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company.

           The Company has executed indemnification agreements with certain of its executive officers, pursuant to which the Company has agreed, subject to certain exceptions, to indemnify each such officer to the fullest extent permitted by law if such officer becomes subject to an action arising out of the discharge of his duties as an officer, employee, agent or fiduciary of the Company.

           Effective June 8, 1999, the Company entered into Change-of-Control Agreements with certain of its executive officers, including Jack P. Adler, Senior Vice President, Secretary and General Counsel; John Centinaro, Chief
Operating  Officer;  David  M.  Gordon,  Vice  President,  Treasurer  and  Chief
Financial Officer; and Dennis Samuelson, Senior Vice President- Professional Development. Pursuant to the agreements, the executives are entitled to continuation of salary and all benefits for one year in the event that a "change-of-control" results in either involuntary termination of employment with the Company or the voluntary resignation of the executive due to a reduction in salary or benefits. In the event of such "change-of-control," all stock options issued to the executive shall immediately vest and become exercisable.

           Under these agreements, a "change-of-control" is deemed to occur in the event (i) of the acquisition (including as a result of a merger) by any "person" (as such term is used in Section 13(d) of the Exchange Act) or persons, "acting in concert," of beneficial ownership, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company; and (ii) Stan Gang ceases to be Chairman of the Board of Directors.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

           The Compensation Committee is comprised of Thomas F. Dorazio (Chairperson), Stan Gang, and Donald A. Deieso. There are no Compensation Committee interlocks between the Company and any other entities involving the Company's executive officers and Board of Directors who serve as executive officers of such entities.

           Mr. Cohen, a director and member of the Audit and Options Committees, is a member of Fallen Angel Capital LLC ("Fallen Angel"), a Delaware limited liability company which is the general partner of Fallen Angel Equity Fund, L.P., a Delaware limited partnership which owns more than 10% of the Common Stock. In May 1999, the Company's Board of Directors authorized, subject to agreement upon mutually satisfactory terms and conditions, the issuance to Fallen Angel of a warrant (the "Warrant") to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $5.00 per share, exercisable for a period of one year commencing on May 19, 2000 and ending on May 18, 2001. The Warrant is being issued in consideration for investment banking advisory services rendered by Fallen Angel in connection with the Company's preferred stock investment in nex-i.com Inc., in which Fallen Angel Equity Fund, L.P. also participated. For a more detailed description of the foregoing, see the disclosure under Item 3, "Approval of the Issuance of Warrants to Fallen Angel Capital LLC" beginning on page 23.

           In February 2000, the Board of Directors authorized the Company, in the event of a settlement or other final disposition of the litigation involving two former employees of the Company, to return to Stan Gang $675,000 previously advanced to the Company by Mr. Gang in connection with such litigation, in consideration of which the Company will retain any related settlement proceeds. For a more comprehensive discussion of the foregoing, see the disclosure under the heading "Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

Performance Graph
-----------------

           The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Peer Group Index (capitalization weighted) for the period beginning on March 21, 1996, the date on which the SEC declared effective the Company's Form S-1 Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

[graphic omitted]


                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)
                  Among the Company, the Nasdaq Composite Index
                           and the Peer Group Index(3)
                            (Capitalization Weighted)

                                                                                    Cumulative Total Return
                                                       ------------------------------------------------------------------------
                                                             3/21/96          12/96         12/97          12/98         12/99
ALPHANET SOLUTIONS, INC.                                      100.00         147.97        106.35          34.10         37.58
PEER GROUP                                                    100.00         195.61        160.53         144.15        178.09
NASDAQ STOCK MARKET (U.S.)                                    100.00         117.82        144.36         203.55        376.69


(1) Graph assumes $100 invested on March 21, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2) Cumulative total return assumes reinvestment of dividends, if any.

(3) The Company has constructed a Peer Group Index consisting of other computer systems integrators that also provide information technology consulting services to their clients, including CompuCom Systems, Inc., Datatec Systems, Inc., Government Technology Services, Inc., Micros-to-Mainframes, Inc., Pomeroy Computer Resources, Inc., and TransNet Corporation. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry. Dataflex Corporation is not included in this year's Peer Group as CompuCom Systems, Inc. acquired Dataflex Corporation in June 1998. Vanstar Corporation is also not included in this year's Peer Group as InaCom Corp. acquired Vanstar Corporation in February 1999.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

           The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on the Company's performance.

           The Compensation Committee generally reviews and determines those base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

           The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, auto allowance, and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

           Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

           Certain senior executives and key managers who have a direct and measurable ability to impact the Company's financial results are eligible to participate in the Company's Incentive Plan, subject to approval by the Compensation Committee. The purpose of the plan is to motivate senior executives through variable compensation toward the attainment of corporate and individual goals. Each participant is assigned an incentive target expressed as a percentage of base salary. The incentive target is based on two independent categories: corporate earnings per share, and business unit financial performance objectives.

           During fiscal 1999, all executive officers, including the Chief Executive Officer, and certain other corporate officers, were eligible to receive a bonus equal to at least 30% of their base salary if the Company achieved corporate earnings per share of $0.14. The Chairman of the Board elected not to participate in the bonus plan. Business unit executives were eligible to receive a bonus of up to 20% of their base salary, 70% of which was based on the Company's ability to achieve corporate earnings per share of $0.14 and 30% of which was based on whether each executive attained certain individual business unit financial performance objectives. Because the Company attained and exceeded the corporate earnings per share target for 1999, bonuses based on the Company's financial results were disbursed as described above. Of the three business unit executives eligible for bonuses, one attained his performance objectives and thus received 100% of his possible bonus amount. The other two did not attain their business unit performance objectives and thus received only 70% of their possible bonus amounts.

           The stock option program is designed to relate executives' and certain middle managers' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

           Based on review of available information, the Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during 1999, such as the ongoing transition of the Company from a computer systems integrator to a cutting-edge network infrastructure services firm.
                                                Compensation Committee


                                                Thomas F. Dorazio (Chairperson)
                                                Stan Gang
                                                Donald A. Deieso

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           There are, as of March 31, 2000, approximately 283 holders of record and approximately 3,394 beneficial owners of the Company's Common Stock. The following table sets forth certain information, as of March 31, 2000, with respect to holdings of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's directors, nominees, and named executive officers, and (iii) all directors and executive officers as a group.


Name and Address                                      Amount and Nature of          Percent
of Beneficial Owner(1)                                Beneficial Ownership(1)       of Class(2)
-------------------                                   --------------------           --------
Certain Beneficial Owners:
--------------------------

Stan Gang (3)                                               1,938,000               30.70
  7 Ridgedale Avenue
  Cedar Knolls, NJ 07927

Fallen Angel Equity Fund, L.P. (4)                            634,900               10.06
  c/o Fallen Angel Capital, LLC
  960 Holmdel Road
  Holmdel, NJ  07733

Dimensional Fund Advisors Inc. (5)                            411,100                6.51
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

Royce & Associates, Inc.                                      317,200                5.03
  1414 Avenue of the Americas, 9th Floor
  New York, NY  10019


Directors, nominees, and named executive officers who are not set forth above:
------------------------------------------------------------------------------

Donald A. Deieso (6)                                           30,000                *
Michael Gang (7)                                               38,000                *
Ira Cohen (8)                                                   5,000                *
Thomas F. Dorazio (9)                                           5,000                *
John Centinaro (10)                                            24,831                *
Dennis Samuelson (11)                                          35,875                *
Jack P. Adler (12)                                              8,500                *

All directors and executive officers as a group
    (9 persons)                                             2,095,206               33.2
-----------------------------------------------


*     Less than one percent

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable ownership percentage is based on 6,313,232 shares of Common Stock outstanding on March 31, 2000, plus presently exercisable stock options held by each such holder which will become exercisable within 60 days after March 31, 2000.

(3) Does not include 135,000 shares of Common Stock owned by The Gang Annuity Trust dated January 3, 1994. Mr. Gang expressly disclaims beneficial ownership of such shares.

(4) Pursuant to an amended Schedule 13D filed with the SEC on August 20, 1999.

(5) Pursuant to a Schedule 13G filed with the SEC on February 3, 2000.

(6) Represents 30,000 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date. Excludes 75,000 shares underlying options which become exercisable over time after such period.

(7) Represents 38,000 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date. Excludes 27,000 shares underlying options which become exercisable over time after such period. In addition, excludes 135,000 shares owned by The Gang Annuity Trust. Mr. Gang expressly disclaims beneficial ownership of such shares.

(8) Represents 5,000 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date. Does not include 634,900 shares of Common Stock owned by Fallen Angel Equity Fund, L.P., a Delaware limited partnership, in which Mr. Cohen is a limited partner. Mr. Cohen expressly disclaims beneficial ownership of such shares of Common Stock.

(9) Represents 5,000 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date.

(10) Represents 22,750 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date and 2,081 shares owned by Mr. Centinaro. Excludes 27,250 shares underlying options which become exercisable over time after such period.

(11) Represents 25,500 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date and 880 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date held by his wife, an employee of the Company. Also, 7,444 shares are owned by Mr. Samuelson, 200 shares are held as a custodian for minor children, and 1,851 are owned by his wife. Excludes 24,500 shares underlying options which become exercisable over time after such period and 920 shares underlying options which become exercisable over time after such period owned by his wife, an employee of the Company.

(12) Represents 8,500 shares of Common Stock underlying options which are exercisable as of March 31, 2000 or within 60 days after such date. Excludes 11,500 shares underlying options which become exercisable over time after such period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In 1999, the Company paid, as compensation for services rendered to the Company and for sales generated, an aggregate of $467,208 to Michael Gang, the son of Stan Gang, the Company's Chairman of the Board. Michael Gang serves as National Account Manager/Sector Director for the Company and has served as a Director of the Company since September 1995 and as Secretary of the Company from September 1995 to October 1997.

           For transactions involving Stan Gang and Ira Cohen, directors of the Company, see "Compensation Committee Interlocks and Insider Participation."

           In 1995, the Board of Directors adopted a policy requiring that any future transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

ITEM 2

              RATIFICATION OF THE AMENDMENT TO THE 1995 STOCK PLAN

           The Company's shareholders are being asked to ratify the action of the Board of Directors in adopting an amendment to the Company's 1995 Stock Plan (the "Plan"). A general discussion of the principal terms of the Plan and the proposed amendment are set forth below. This discussion is qualified in its entirety by the full text of the Plan, as amended, a copy of which has been filed with the SEC.


           General. The Plan provides for awards of incentive stock options ("ISOs"), non-statutory stock options, stock purchase rights and restricted stock to officers and key employees of the Company. Under the Plan, an aggregate of 1,000,000 shares of Common Stock is currently available for issuance, subject to certain adjustments as set forth in the Plan. Such shares may be either authorized but unissued shares or reacquired shares of Common Stock. Unless earlier terminated by the Board of Directors, the Plan will terminate on August 25, 2005, ten (10) years after the effective date of the Plan.


           Proposed Amendment. In May 1999, the Board of Directors amended the Plan to increase the number of authorized shares of Common Stock available for issuance under the Plan from 750,000 to 1,000,000 shares, subject to shareholder approval at this Annual Meeting. Any options granted with respect to the 250,000 additional shares between the May 1999 Board action and the date on which shareholders take action with respect to the amendment will be treated as ISOs if they were intended to be ISOs at the time of grant, but only if shareholders ratify the amendment. If the amendment increasing the number of available shares is not ratified by the shareholders, then the 250,000 additional shares will still be available for issuance under the Plan, but any options granted with respect thereto must be non-statutory stock options, as opposed to ISOs.


           Administration and Amendment. A "grant committee" consisting of no less than two (2) non-employee directors appointed by the Board of Directors has sole authority to administer the Plan. The responsibilities of the "grant committee" include, among other things, interpreting terms of the Plan and awards granted thereunder, determining the exercise price of shares awarded, and establishing and rescinding any rules and regulations relating to the Plan. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board of Directors, provided such amendment or termination will not impair the rights of any optionee, in which case, the Board of Directors must obtain prior consent from all such impaired optionees. In addition, no amendment shall be effective unless and until the same is approved by the Company's shareholders if the failure to obtain shareholder approval would adversely affect Plan compliance with Rule 16b-3 under the Securities Exchange Act of 1934 and other applicable law.


           Incentive Stock Options. ISOs may not be granted to any employee who, at the time of the grant, owns greater than 10% of the voting power of all classes of Common Stock (or the stock of any subsidiary) with an exercise price less than 110% of the fair market value of the Common Stock on the grant date. ISOs may not be granted to all other employees with an exercise price less than 100% of the fair market value of the Common Stock on the grant date.

           Non-statutory Stock Options. Non-statutory stock options may not be granted to any person who, at the time of grant, owns greater than 10% of the voting power of all classes of Common Stock (or the stock of any subsidiary) with an exercise price less than 100% of the fair market value of the Common Stock on the grant date. Non-statutory stock options may not be granted to any other person with an exercise price less than 85% of the fair market value of the Common Stock on the grant date.


           The maximum terms for options granted under the Plan are provided in the individual option agreements, except that the term for ISOs may not exceed 10 years from the grant date, and the term for options granted to a person who, at the time the option is granted, owns stock representing greater than 10% of the voting power of all classes of the Common Stock (or any parent company or subsidiary) may not exceed five years from the grant date.


           Stock Purchase Rights. The right to purchase shares of Common Stock may not be granted with an exercise price less than 50% of the fair market value of the Common Stock on the grant date. Stock purchase rights may be issued either alone, in addition to, or together with other awards granted pursuant to the Plan and/or cash awards made outside of the Plan. A purchaser must accept the offer, by signing a restricted stock purchase agreement which provides the Company with a repurchase option, within 30 days after the date the determination was made to grant the stock purchase right. The Company has the option to repurchase these shares for the original price paid by the purchaser at such time as the employee's employment with the Company is either voluntarily of involuntarily terminated. If the Company opts to repurchase shares of restricted stock, the Company will pay the purchaser the original price the purchaser paid for the shares, by either paying such amount or by canceling any indebtedness the purchaser has to the Company. Upon exercise of the stock purchase right, the purchaser will have the rights of any other holder of Common Stock. The "grant committee" will determine, at the time of grant, the terms of the grant of restricted stock, including the purchase price, if any, the restrictions placed on the shares and the time or times at which the restrictions lapse.


           Eligibility. The "grant committee" determines which officers and key employees are eligible to participate in the Plan. Non-statutory stock options may be granted to the Company's employees and consultants, but ISOs may only be granted to the Company's employees. The Company estimates that approximately 300 employees are currently eligible to participate in the Plan. As of March 1, 2000, awards granted under the Plan in fiscal 2000, subject to shareholder ratification of this proposal, are set forth in the following table:


                                NEW PLAN BENEFITS


                                 1995 Stock Plan



                                                                                                                     Number of
                                           Number of      Number of Non-statutory   Number of Stock Purchase         shares of
Name and Position                            ISOs               stock options                 Rights             restricted stock
-----------------                            ----               -------------                 ------             ----------------
Stan Gang,                                     -                     -                          -                        -
Chairman of the Board

Donald A. Deieso,                              -                     -                          -                        -
President and Chief
Executive Officer

John Centinaro,                                -                     -                          -                        -
Chief Operating Officer

Dennis Samuelson,                              -                     -                          -                        -
Senior Vice President -
Professional Development

Jack P. Adler,                                 -                     -                          -                        -
Senior Vice President,
Secretary & General Counsel

Executive Group                                -                     -                          -                        -

Non-Executive Director                         -                     -                          -                        -
Group

Non-Executive Officer                       27,000                 5,000                        -                        -
Employee Group


           Adjustment for Stock Dividends, Mergers, etc. The number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned upon the cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, will be proportionately adjusted by the Board for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock which are effected without the receipt of consideration by the Company. The conversion of any of the Company's convertible securities will not be considered to have been "effected without the receipt of consideration."

           If there is a proposed dissolution or liquidation of the Company, the Board of Directors must notify optionees at least 15 days before dissolving or liquidating the Company. All unexercised options will terminate immediately before the dissolution or liquidation. If the Company mergers or consolidates with or into another corporation or if the Company sells all or substantially all of its assets, the options will be assumed (or an equivalent option will be substituted) by the successor corporation or by a parent or subsidiary of the successor corporation. However, if the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board of Directors must instead provide the optionee the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution if there is a merger or consolidation, the Board of Directors must notify the optionee that the option can be fully exercised for a period of 15 days from the date of the notice, and that the option will terminate after 15 days. The option will be considered assumed if, following the merger or consolidation, the option or right gives the right to purchase, for each share of stock subject to the option immediately prior to the merger or consolidation, the consideration (whether stock, cash, or other securities or property) received in the merger or consolidation by holders of Common Stock for each share held on the effective date of the transaction.

However, if the consideration received in the merger or consolidation was not only common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received on the exercise of the option, for each share of stock subject to the option, to be only common stock of the successor corporation or its parent that is equal in fair market value to the per share consideration that is received by holders of common stock in the merger or sale of assets.


           Certain Federal Tax Consequences. The following brief summary reflects current interpretations of applicable federal income tax law relating to awards under the Plan. The law is highly technical and complex, and the following represents only a general summary of the applicable provisions.


           A participant receiving a non-statutory stock option will not realize any compensation income under the Internal Revenue Code (the "Code") upon the grant of the option. However, a participant will realize compensation income at the time of exercise in the amount of the difference between the option price and the fair market value on the date of exercise. The Company is entitled to a deduction at the time of exercise equal to the amount of compensation income that is realized by the optionee.


           A participant receiving an ISO will not realize any compensation income under the Code upon the grant of the option. Upon exercise, the participant will generally not recognize any compensation income, and the Company will not be entitled to a deduction. If certain holding periods are met, then upon a subsequent sale of the stock purchased pursuant to the exercise of the ISO, the participant will recognize a capital gain or loss equal to the difference between the amount realized upon the sale and the amount paid upon exercise of the option. The difference between the option price and the fair market value, however, may have an impact under the Alternative Minimum Tax rules. In addition, if the participant sells or otherwise disposes of the stock acquired in connection with the exercise of an ISO, before the earlier of the date that is two years after the grant of the ISO or one year after exercise of the ISO, then the favorable ISO tax treatment will be lost.

           A recipient of restricted stock pursuant to the exercise of stock purchase rights generally will not be subject to tax at the time of receipt of the restricted stock, but will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time as the stock is no longer subject to a substantial risk of forfeiture or is transferable by the recipient exceeds the amount (if any) paid for the stock by the recipient. However, a recipient may elect under Section 83(b) of the Code within 30 days of the date of receipt of the restricted stock to include as

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

ordinary income in the year of receipt of the shares an amount equal to the excess of the fair market value of such shares of restricted stock at the time of transfer (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of such restricted stock. Upon the subsequent sale or exchange of such restricted stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price, plus the amount included in gross income under Section 83(b) of the Code.

           Upon the sale or exchange of the shares after the forfeiture period has expired, the Company will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE 1995 STOCK PLAN.


                                     ITEM 3

           APPROVAL OF THE ISSUANCE OF COMMON STOCK PURCHASE WARRANTS
                          TO FALLEN ANGEL CAPITAL LLC

           The Company's shareholders are being asked to approve the Board of Directors' grant of warrants to Fallen Angel Capital LLC ("Fallen Angel").

           History. In May 1999, the Company's Board of Directors authorized, subject to agreement upon mutually satisfactory terms and conditions, the issuance to Fallen Angel of a Warrant (the "Warrant") to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $5.00 per share, exercisable for a period of one year commencing on May 19, 2000 and ending on May 18, 2001. The Warrant is being issued in consideration for investment banking advisory services rendered by Fallen Angel in connection with the Company's preferred stock investment in nex-i.com Inc., in which Fallen Angel Equity Fund, L.P., a Delaware limited liability company which owns more than 10% of the Common Stock and of which Fallen Angel is the general partner, also participated. Ira Cohen, a current director of the Company and nominee for re-election as a director, is a principal of Fallen Angel.

           Terms of the Warrants. For three years after delivery of tbe Warrant to Fallen Angel or until such earlier time at which all shares issuable upon the exercise of the Warrant (the `Warrant Shares") may be sold without registration pursuant to Rule 144(k) of the Securities Actof 1933 without being subject to volume limitations thereof, the Company will, at Fallen Angel's expense, register the Warrant Shares for resale under the Securities Act of 1933 on demand of the holders of 60% of the Warrant Shares.

           Upon the exercise of the Warrant, the Company will list the Warrant Shares on the Nasdaq National Market System or such other market or exchange on which the Common Stock is listed at such time.

           Fallen Angel will not be entitled to any rights, including voting rights, as a shareholder of the Company prior to exercise of the Warrant. The Warrant may not be transferred, sold or assigned at any time without the prior written consent of the Company. The Company may modify the terms of the Warrant to extend the exercise period, or to lower the exercise price, at any time prior to expiration of the Warrant.

           Valuation of the Warrant. The Warrant will be valued as of the closing price of the Common Stock on the date of the 2000 Annual Meeting, or any adjournment thereof.

           Certain Federal Income Tax Consequences to the Company. The Company presently believes that the issuance of the Warrant will not result in any material federal income tax consequences to the Company.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
            OF THE ISSUANCE OF WARRANTS TO FALLEN ANGEL CAPITAL LLC.


                                     ITEM 4

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Board of Directors has, subject to shareholder approval, retained PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2000. PricewaterhouseCoopers LLP also served as independent accountants of the Company for 1999. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent accountants.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

           One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.


                             SHAREHOLDERS' PROPOSALS

           Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 19, 2000.

                                  OTHER MATTERS

           The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

           The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

           In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and e-mail by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

           Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

           THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD AS OF MARCH 31, 2000, AND TO EACH BENEFICIAL SHAREHOLDER AS OF THAT DATE UPON WRITTEN REQUEST MADE TO JACK P. ADLER, SECRETARY OF THE COMPANY, 7 RIDGEDALE AVENUE, CEDAR KNOLLS, NEW JERSEY 07927, TELEPHONE NO. (973) 889-3813. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

           PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                         By Order of the Board of Directors,


                                  Jack P. Adler
                                    Secretary

Cedar Knolls, New Jersey
April 17, 2000


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